As filed with the Securities and Exchange Commission on May 25, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STRONG GLOBAL ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada	N/A
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

5960 Fairview Road, Suite 275

Charlotte, NC 28210

(704) 471-6784

(Address of Principal Executive Offices, Including Zip Code)

Strong Global Entertainment, Inc. 2023 Share Compensation Plan

(Full Title of the Plan)

Mark D. Roberson

Chief Executive Officer

5960 Fairview Road, Suite 275

Charlotte, NC 28210

(704) 471-6784

(Name, Address, and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Mitchell Nussbaum, Esq.

Norwood Beveridge, Esq.

Xiaoqin Li, Esq.

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Phone: (212) 407-4000

Fax: (212) 407-4990

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

This registration statement contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of certain of those Class A common voting shares without par value, of Strong Global Entertainment, Inc., a company incorporated under the Business Corporations Act (British Columbia) (“us”, “we” or the “Registrant”) that constitute “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), by certain shareholders that are officers and directors of the Registrant (the “Selling Shareholders”) for their own accounts. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Shareholder and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

REOFFER PROSPECTUS

Strong Global Entertainment, Inc.

248,823 Class A Common Voting Shares

This prospectus relates to 248,823 Class A common voting shares without par value (the “Shares”), of Strong Global Entertainment, Inc., a company incorporated under the Business Corporations Act (British Columbia), which may be offered from time to time by certain shareholders that are our officers and directors of the Registrant (the “Selling Shareholders”) for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Shareholders made hereunder. The Shares were acquired or will be acquired by the Selling Shareholders pursuant to our 2023 Share Compensation Plan (the “Plan”).

The Selling Shareholders may sell the securities described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Selling Shareholders may sell any, all or none of the Shares and we do not know when or in what amount the Selling Shareholders may sell their Shares hereunder following the effective date of this registration statement (the “Registration Statement”). The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the Class A common voting shares at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of the Shares. The Shares may be sold through underwriters or dealers which the Selling Shareholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Shareholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Shareholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Shareholders will be borne by us.

Our Class A common voting shares are listed for trading on the NYSE American (“NYSE Amex”) under the symbol “SGE.” The initial public offering price of our Class A common voting shares pursuant to our registration statement on Form S-1, as amended, declared effective on May 15, 2023, was $4.00 per share. On May 24, 2023, the closing price of our Class A common voting shares was $3.52.

The amount of securities to be offered or resold under this reoffer prospectus by each Selling Shareholder or other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 1 of this prospectus.

The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 25, 2023

You should rely only on the information contained in this prospectus or in any accompanying prospectus supplement by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

“Strong Global Entertainment,” our logo, and our other registered or common law trademarks, service marks, or trade names appearing in this prospectus are the property of Strong Global Entertainment, Inc. Other trademarks and trade names referred to in this prospectus are the property of their respective owners.

Unless the context otherwise requires, the terms “Strong Global Entertainment,” the “Company,” “we,” “us,” and “our” in this prospectus refer to Strong Global Entertainment, Inc., a company incorporated under the Business Corporations Act (British Columbia) and its consolidated subsidiaries.

THE COMPANY

We believe Strong Global Entertainment is positioned to be a leader in the entertainment industry, as FG Group Holdings Inc., its indirect parent, has provided mission critical products and services to cinema exhibitors and entertainment venues for over 90 years.

We believe that we have cultivated a leadership position built on our exceptional reputation for quality and service in the industry. We manufacture and distribute premium large format projection screens, provide comprehensive managed services, technical support and related products and services primarily to cinema exhibitors, theme parks, educational institutions, and similar venues.

As a manufacturer and distributor of projection screens systems, we have contractual relationships to supply projection screens to major cinema exhibitors, including IMAX Corporation, AMC Entertainment Holdings, and Cinemark Holdings, Inc., and other cinema operators worldwide. In addition to traditional projection screens, we also manufacture and distribute our Eclipse curvilinear screens, which are specially designed for theme parks, immersive exhibitions, as well as simulation applications.

We also provide maintenance, repair, installation, network support services and other services to cinema operators, primarily in the United States. Many of our customers choose annual managed service arrangements for maintenance and repair services. We also provide maintenance services to customers on a time and materials basis. Our field service and Network Operations Center (“NOC”) staff work hand in hand to monitor and resolve system and other issues for our customers. Our NOC, staffed by software engineers and systems technicians, operates 24/7/365 and monitors our customers’ networked equipment remotely, often providing proactive solutions to systems’ issues before they cause system failures.

In March 2022, we launched Strong Studios, Inc. (“Strong Studios”), a Delaware corporation and a wholly owned subsidiary of Strong Technical Services, Inc. The goal in launching Strong Studios is to expand our Entertainment business to include content creation and production of feature films and series. The launch of Strong Studios is intended to further diversify our revenue streams and increase our addressable markets, while leveraging and expanding our existing relationships in the industry.

Corporate Information

We were incorporated on November 9, 2021, under the Business Corporations Act (British Columbia) (the “BCBCA”). Our principal executive offices are located at 5960 Fairview Road, Suite 275, Charlotte, NC 28210, and our telephone number is (704) 471-6784. The Company’s website address is www.strong-entertainment.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our Class A common voting shares.

RISK FACTORS

Investing in our Class A common voting shares involves a high degree of risk. Before investing in our Class A common voting shares, you should carefully consider the risks set forth under the caption “Risk Factors” in our registration statement on Form S-1, as amended (File No. 333-264165), originally filed with the SEC on April 7, 2022, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of the risks actually occur, our business, results of operations, financial condition, and prospects could be harmed. In that event, the trading price of our Class A common voting shares could decline, and you could lose part or all of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Forward-looking statements contained in this prospectus include statements about:

●	expectations of future results of operations or financial performance;

●	introduction of new products or compensation strategies;

●	our operations of the Entertainment business following our separation from FG Group Holdings Inc.;

●	plans for growth, future operations, and potential acquisitions;

●	the size and growth potential of possible markets for our product candidates and our ability to serve those markets;

●	the rate and degree of market acceptance of our business model;

●	the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for additional financing and our ability to obtain additional financing;

●	our ability to attract strategic partners with development, regulatory and commercialization expertise; and

●	the development of our marketing capabilities.

There are numerous important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss in this prospectus under the caption “Risk Factors.” Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. You should read these factors and the other cautionary statements made in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We expressly disclaim any obligation or intention to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Shareholders, as described below. See the sections titled “Selling Shareholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our Class A common voting shares as of May 25, 2023, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for all Selling Shareholders, consisting of the individuals shown as having shares listed in the column entitled “Class A Common Voting Shares Being Offered.”

The 248,823 Shares offered by the Selling Shareholders hereunder include an aggregate of 143,823 outstanding Shares acquired by certain of our officers and directors pursuant to the Plan, and 105,000 Shares which certain of our officers and directors will acquire upon vesting of certain restricted stock units (the “RSUs”), as described in this prospectus. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our Class A common voting shares. Unless otherwise indicated below, to our knowledge, the persons named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned as of May 25, 2023.

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We have based percentage ownership of our Class A common voting shares before this offering on our 7,143,823 Class A common voting shares, which includes the net issuance of our 143,823 Class A common voting shares upon the vesting and settlement of RSUs for which the vesting conditions were satisfied and settlement occurred in connection with our initial public offering, after withholding an aggregate of 26,177 shares to satisfy associated estimated income tax obligations. In computing the number of Class A common voting shares beneficially owned by persons listed below and the percentage ownership of such persons, Class A common voting shares underlying the RSUs held by each such person are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person.

The percentage ownership of our Class A common voting shares before and after this offering assumes (i) no exercise of the underwriters’ over-allotment option to purchase 150,000 additional Class A common voting shares in our initial public offering, (ii) no exercise of representative’s warrants to purchase up to an aggregate of 50,000 Class A common voting shares, assuming the underwriters do not exercise the over-allotment option, and (iii) no exercise of the warrant to be issued to Landmark Studio Group LLC to purchase up to 150,000 Class A common voting shares.

The address of each holder listed below, except as otherwise indicated, is c/o Strong Global Entertainment, Inc., 5960 Fairview Road, Suite 275, Charlotte, NC 28210.

	Class A Common Voting Shares Beneficially Owned Prior to the Offering		Class A Common Voting Shares Being Offered(1)	Class A Common Voting Shares Beneficially Owned After the Offering(2)
Selling Shareholder	Shares	Percentage	Shares	Shares	Percentage
Mark D. Roberson(3)	49,650	*	49,650	0	-
Todd R. Major(4)	41,374	*	41,374	0	-
Ray F. Boegner(5)	42,799	*	42,799	0	-
D. Kyle Cerminara(6)	36,250	*	36,250	0	-
Richard E. Govignon Jr(7)	26,250	*	26,250	0	-
John W. Struble(7)	26,250	*	26,250	0	-
Marsha G. King(7)	26,250	*	26,250	0	-

*	Represents beneficial ownership of less than 1% of the outstanding shares of our Class A common voting shares.

(1)	Reflects our Class A common voting shares offered under this prospectus.

(2)	Assumes that all of the Shares or to be held by each Selling Shareholder and being offered under this prospectus are sold, and that no Selling Shareholder will acquire additional Class A common voting shares before the completion of this offering other than pursuant to the RSUs relating to the Shares being offered.

(3)	Consists of (i) 19,650 Class A common voting shares issued upon the net settlement of RSUs for which the vesting condition was satisfied upon the closing of the Company’s initial public offering; and (ii) 30,000 Class A common voting shares issuable upon vesting of the RSUs granted on May 18, 2023, in one-third annual installments beginning on the first anniversary of the grant date, subject to continued employment, assuming no shares will be withheld to satisfy associated income tax obligations.

(4)	Consists of (i) 16,374 Class A common voting shares issued upon the net settlement of RSUs for which the vesting condition was satisfied upon the closing of the Company’s initial public offering; and (ii) 25,000 Class A common voting shares issuable upon vesting of the RSUs granted on May 18, 2023, in one-third annual installments beginning on the first anniversary of the grant date, subject to continued employment, assuming no shares will be withheld to satisfy associated income tax obligations.

(5)	Consists of (i) 17,799 Class A common voting shares issued upon the net settlement of RSUs for which the vesting condition was satisfied upon the closing of the Company’s initial public offering; and (ii) 25,000 Class A common voting shares issuable upon vesting of the RSUs granted on May 18, 2023, in one-third annual installments beginning on the first anniversary of the grant date, subject to continued employment, assuming no shares will be withheld to satisfy associated income tax obligations.

(6)	Consists of (i) 30,000 Class A common voting shares issued upon the settlement of RSUs for which the vesting condition was satisfied upon the closing of the Company’s initial public offering; and (ii) 6,250 Class A common voting shares issuable upon the vesting of RSUs granted on May 18, 2023 at the one year anniversary of grant.

(7)	Consists of (i) 20,000 Class A common voting shares issued upon the settlement of RSUs for which the vesting condition was satisfied upon the closing of the Company’s initial public offering; and (ii) 6,250 Class A common voting shares issuable upon the vesting of RSUs granted on May 18, 2023 at the one year anniversary of grant.

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PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Shareholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Shareholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Shareholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

●	directly by the Selling Shareholders; or

●	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Shareholders or the purchasers of the Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Shareholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Shareholders.

The Shares may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions:

●	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the Nasdaq Global Select Market;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Shareholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Shareholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

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The Selling Shareholders will make their own decisions with respect to the timing, manner, and size of each resale or other transfer. Certain of the sales by the Selling Shareholders who are our employees and directors may be made in order to satisfy tax obligations in connection with the settlement of vesting RSUs under the Plan. There can be no assurance that the Selling Shareholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Shareholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Shareholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Shareholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Shareholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the issuance of the Shares offered hereby will be passed upon by Gowling WLG (Canada) LLP.

EXPERTS

The combined financial statements of Strong Global Entertainment as of December 31, 2022 and December 31, 2021 and for each of the two years in the period ended December 31, 2022, incorporated by reference in this prospectus, have been audited by Haskell & White LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given on the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this Registration Statement:

●	The prospectus filed by the Registrant with the SEC pursuant to Rule 424(b)(5) under the Securities Act on May 16, 2023, relating to the registration statement on Form S-1, as amended (Registration No. 333-264165), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;
●	The Registrant’s Current Reports on Form 8-K filed with the SEC on May 19, 2023 and May 24, 2023; and
●	The description of the Registrant’s Class A common voting shares contained in the Registrant’s registration statement on Form 8-A filed with the SEC pursuant to Section 12(b) of the Exchange Act, on April 13, 2023, including any amendments or reports filed for the purpose of updating that description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

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Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at www.strong-entertainment.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to the Company at 5960 Fairview Road, Suite 275, Charlotte, NC 28210, or via telephone at (704) 471-6784.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registration Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which are on file with the SEC, are incorporated by reference into this Registration Statement (except for the portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof or otherwise not filed with the SEC which are deemed not to be incorporated by reference into this Registration Statement):

●	The prospectus filed by the Registrant with the SEC pursuant to Rule 424(b)(5) under the Securities Act on May 16, 2023, relating to the registration statement on Form S-1, as amended (Registration No. 333-264165), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;
●	The Registrant’s Current Reports on Form 8-K filed with the SEC on May 19, 2023 and May 24, 2023; and
●	The description of the Registrant’s Class A common voting shares contained in the Registrant’s registration statement on Form 8-A filed with the SEC pursuant to Section 12(b) of the Exchange Act, on April 13, 2023, including any amendments or reports filed for the purpose of updating that description.

In addition, all documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the time of filing of such documents.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information in this Registration Statement is so qualified in its entirety by the information appearing in the documents incorporated herein by reference.

Item 4. Description of Securities.

The securities to be offered are registered under Section 12 of the Exchange Act and, accordingly, no description is provided hereunder.

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Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The corporate laws of British Columbia allow the Registrant to indemnify its directors and officers or former directors and officers and its corporate Articles, as amended (the “Registrant’s Articles”), require the Registrant (subject to the provisions of the BCBCA noted below), to indemnify its directors, former directors, alternate directors and their heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Registrant on the terms of the indemnity contained in the Registrant’s Articles, as amended.

For the purposes of such an indemnification pursuant to the Registrant’s Articles:

○	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding; and

○	“eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director or alternative director of the Registrant (an “eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or alternative director:

(1)	is or may be joined as a party, or

(2)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

In addition, under the BCBCA, the Registrant may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party (which pursuant to the provisions of the BCBCA includes directors, former directors, officers and former officers) in respect of that proceeding, provided that the Registrant first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by the restrictions noted below, the eligible party will repay the amounts advanced.

Notwithstanding the provisions of the Registrant’s Articles, as amended, noted above, under the BCBCA the Registrant must not indemnify an eligible party or pay the expenses of an eligible party, if any of the following circumstances apply:

(1) if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(2) if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(3) if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be;

(4) in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

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In addition, if an eligible proceeding is brought against an eligible party by or on behalf of the Registrant or by or on behalf of an associated corporation, the Registrant must not do either of the following:

(1) indemnify the eligible party under section 160(a) of the BCBCA in respect of the proceeding; or

(2) pay the expenses of the eligible party in respect of the proceeding.

Notwithstanding any of the foregoing, and whether or not payment of expenses or indemnification has been sought, authorized or declined under the BCBCA or the Registrant’s Articles, on the application of the Registrant or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

(1) order a company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

(2) order a company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(3) order the enforcement of, or any payment under, an agreement of indemnification entered into by a company;

(4) order a company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section;

(5) make any other order the court considers appropriate.

The Registrant has entered into indemnification agreements with each of its directors and officers. The indemnification agreements provide the directors and officers with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the Registrant’s Articles, as amended, and the BCBCA, subject to certain exceptions contained in those agreements.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provisions or otherwise as a matter of law.

Item 7. Exemption from Registration Claimed.

The issuance of the Shares being offered by the Form S-8 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. All recipients had adequate access, through their relationships with us, to information about the registrant.

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Item 8. Exhibits.

Exhibit Number	Description of Exhibit

4.1	Specimen Class A Common Voting Share Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-264165).

5.1*	Opinion of Gowling WLG (Canada) LLP.

23.1*	Consent of Haskell & White LLP.

23.2*	Consent of Gowling WLG (Canada) LLP (included in legal opinion filed as Exhibit 5.1).

24.1*	Power of Attorney (included on signature pages).

99.1*	Strong Global Entertainment, Inc. 2023 Share Compensation Plan.

107*	Filing Fee Table.

*Filed herewith.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 25th day of May, 2023.

STRONG GLOBAL ENTERTAINMENT, INC.

By:	/s/ Mark D. Roberson
Mark D. Roberson, Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of Strong Global Entertainment, Inc. hereby severally constitute and appoint Mark D. Roberson and Todd R. Major, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Mark D. Roberson	Chief Executive Officer and Director	May 25, 2023
Mark D. Roberson	(Principal Executive Officer)

/s/ Todd R. Major	Chief Financial Officer and Secretary	May 25, 2023
Todd R. Major	(Principal Accounting and Financial Officer)

/s/ D. Kyle Cerminara	Chairman	May 25, 2023
D. Kyle Cerminara

/s/ Ray F. Boegner	President	May 25, 2023
Ray F. Boegner

/s/ Richard E. Govignon Jr	Director	May 25, 2023
Richard E. Govignon Jr

/s/ John W. Struble	Director	May 25, 2023
John W. Struble

/s/ Marsha G. King	Director	May 25, 2023
Marsha G. King

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